UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

Fate Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3535 General Atomics Court, Suite 200

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 875-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the 2017 Annual Meeting of Stockholders of Fate Therapeutics, Inc. (the “Company”) held on May 2, 2017:

(i) The election of two Class I directors, as nominated by the Board of Directors, to hold office until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(ii) The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017;

(iii) The approval of the issuance of shares of common stock upon conversion of the Company’s outstanding Class A Convertible Preferred Stock; and

(iv) The approval of the amendment and restatement of the Company’s 2013 Stock Option and Incentive Plan (the “2013 Plan”) to increase the number of shares of common stock reserved for issuance under the 2013 Plan and approval of the material terms for payment of performance-based compensation.

The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 22, 2017.

The number of shares of common stock entitled to vote at the annual meeting was 41,386,506.  The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 34,219,823.  All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(a)	Election of Class I Directors.

Director Nominee	Votes For	Votes Withheld
Robert S. Epstein, M.D., M.S.	25,044,907	866,887
John D. Mendlein, Ph.D., J.D.	22,327,606	3,584,188

There were 8,308,029 broker non-votes regarding the election of directors.

(b)	Ratification of Auditors.

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.  The results of the voting included 34,184,643 votes for, 21,474 votes against, and 13,706 votes abstained.

There were zero broker non-votes regarding this proposal.

 (c)     Approval of Issuance of 14,097,745 Shares of Common Stock upon Conversion of 2,819,549 Shares of Class A Convertible Preferred Stock.

Stockholders approved the issuance of 14,097,745 shares of common stock upon conversion of the Company’s 2,819,549 shares of outstanding Class A Convertible Preferred Stock (the “Preferred Shares”).  The results of the voting included 25,812,238 votes for, 85,044 votes against, and 14,512 votes abstained.

Because the Company’s common stock is listed on the NASDAQ Global Market, the stock is subject to the NASDAQ Listing Rules. The potential issuance of the shares of the Company’s common stock upon conversion of the Preferred Shares would have implicated certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain the Company’s listing on the NASDAQ Global Market, including under NASDAQ Listing Rule 5635 which requires prior stockholder approval for the issuance, other than in a public offering, of common stock (or securities convertible into common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance of common stock.

There were 8,308,029 broker non-votes regarding this proposal.

(d)     Approval of the amendment and restatement of the 2013 Plan to increase the number of shares of common stock reserved for issuance under the 2013 Plan and approval of the material terms for payment of performance-based compensation.

Stockholders approved the amendment and restatement of the 2013 Plan to increase the number of shares reserved for issuance under the 2013 Plan and approval of the material terms for payment of performance-based compensation.  The results of the voting included 17,795,893 votes for, 8,025,436 votes against, and 90,465 votes abstained. A copy of such amended and restated 2013 Plan in the form approved by the stockholders is filed hereto as Exhibit 10.1.

There were 8,308,029 broker non-votes regarding this proposal.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2013 Stock Option and Incentive Plan and forms of agreements thereunder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2017	Fate Therapeutics, Inc.

	By:	/s/ J. Scott Wolchko
J. Scott Wolchko
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated 2013 Stock Option and Incentive Plan and forms of agreements thereunder